      As filed with the Securities and Exchange Commission on May 27, 2004
                                                            Registration No.333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                            GROUP 1 AUTOMOTIVE, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                              76-0506313
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                            950 ECHO LANE, SUITE 100
                              HOUSTON, TEXAS 77024
          (Address of principal executive offices, including zip code)

                              --------------------

               GROUP 1 AUTOMOTIVE, INC. DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

                             B.B. HOLLINGSWORTH, JR.
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            950 ECHO LANE, SUITE 100
                              HOUSTON, TEXAS 77024
                     (Name and address of agent for service)

                                 (713) 647-5700
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                              Douglas E. McWilliams
                             Vinson & Elkins L.L.P.
                    2300 First City Tower, 1001 Fannin Street
                              Houston, Texas 77002
                                 (713) 758-2222

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
       TITLE OF EACH CLASS                              PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT
          OF SECURITIES              AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE OFFERING           OF
        TO BE REGISTERED             REGISTERED(3)           SHARE                 PRICE(3)         REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
 Deferred Compensation
 Obligations(1)(2)...............     $25,000,000             N/A                $25,000,000             $3,168
======================================================================================================================

(1) The Deferred Compensation Obligations represent unsecured obligations of Group 1 Automotive, Inc. to pay deferred compensation in the future in accordance with the provisions of the Group 1 Automotive, Inc. Deferred Compensation Plan (the "Plan"). The Deferred Compensation Obligations being registered represent the maximum amount of compensation deferrals which, it is anticipated, may be made by participants in the Plan during the approximate 36 month period following the initial offering date under this registration statement.

(2) The Deferred Compensation Obligations being registered relate to an additional $25,000,000 of Deferred Compensation Obligations. $10,000,000 of Deferred Compensation Obligations were previously registered pursuant to Registration Statement No. 333-83260.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee.

================================================================================

                STATEMENT UNDER GENERAL INSTRUCTION E TO FORM S-8

         This registration statement registers an additional $25,000,000 of deferred compensation obligations of Group 1 Automotive, Inc. ("Group 1"), to be offered and sold under the Group 1 Automotive, Inc. Deferred Compensation Plan. The contents of the previous registration statement on Form S-8 filed by Group 1 with the Securities and Exchange Commission (the "Commission") on February 22, 2002 (Registration No. 333-83260) (the "Prior Registration Statement") are incorporated by reference into this registration statement pursuant to General Instruction E to Form S-8 regarding registration of additional securities. The Prior Registration Statement incorporated herein by reference contains a consent of Arthur Andersen LLP, former independent public accountants to Group 1. We are unable to obtain the written consent of Arthur Andersen to the inclusion of their consent in this Registration Statement, and we have dispensed with the requirement to file their consent in reliance on Rule 437A promulgated under the Securities Act. Arthur Andersen has not consented to the inclusion of its report in this Registration Statement. Because of Arthur Andersen's current financial position, you may not be able to recover against Arthur Andersen for any claims you may have under securities or other laws as a result of Arthur Andersen's activities during the period in which it acted as our independent public accountants.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The contents of the Prior Registration Statement are hereby incorporated by reference.

ITEM 8.  EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of Group 1 Automotive, Inc. with the Securities and Exchange Commission, each of the following exhibits is filed with this registration statement:

         4.1 First Amendment to Group 1 Automotive, Inc. Deferred Compensation Plan, as Amended and Restated.

         4.2 Second Amendment to Group 1 Automotive, Inc. Deferred Compensation Plan, as Amended and Restated.

         5.1      Opinion of Vinson & Elkins L.L.P.

         23.1     Consent of Ernst & Young LLP.

         23.2     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

         24.1 Powers of Attorney (included on the signature page to this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 25, 2004.

                                         GROUP 1 AUTOMOTIVE, INC.



                                         By:    /s/ B.B. Hollingsworth, Jr.
                                            ------------------------------------
                                            B.B. Hollingsworth, Jr.
                                            Chairman, President and
                                            Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Robert T. Ray as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 25, 2004.

                 SIGNATURE                                                     TITLE
                 ---------                                                     -----

        /s/ B.B. Hollingsworth, Jr.                       Chairman, President and Chief Executive Officer
--------------------------------------------                       (Principal Executive Officer)
          B.B. Hollingsworth, Jr.

             /s/ Robert T. Ray                            Senior Vice President, Chief Financial Officer
--------------------------------------------                               and Treasurer
               Robert T. Ray                               (Principal Financial and Accounting Officer)

             /s/ John L. Adams                                               Director
--------------------------------------------
               John L. Adams

          /s/ Robert E. Howard II                                            Director
--------------------------------------------
            Robert E. Howard II

            /s/ Louis E. Lataif                                              Director
--------------------------------------------
              Louis E. Lataif

           /s/ Stephen D. Quinn                                              Director
--------------------------------------------
             Stephen D. Quinn

           /s/ J. Terry Strange                                              Director
--------------------------------------------
             J. Terry Strange

          /s/ Max P. Watson, Jr.                                             Director
--------------------------------------------
            Max P. Watson, Jr.

                                  EXHIBIT INDEX


4.1 First Amendment to Group 1 Automotive, Inc. Deferred Compensation Plan, as Amended and Restated.

4.2 Second Amendment to Group 1 Automotive, Inc. Deferred Compensation Plan, as Amended and Restated.

5.1      Opinion of Vinson & Elkins L.L.P.

23.1     Consent of Ernst & Young LLP.

23.2     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1 Powers of Attorney (included on the signature page to this Registration Statement).